                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                RCN Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                                 [LOGO]RCN(SM)
                              105 Carnegie Center
                          Princeton, New Jersey 08540
                                 609-734-3700

                   Notice of Annual Meeting of Stockholders
                                 May 19, 1999

 The Annual Meeting of Stockholders of RCN Corporation ("RCN" or the "Company") will be held at The Forrestal at Princeton, 100 College Road East, Princeton, New Jersey, 08540 on Wednesday, May 19, 1999, at 11:00 A.M., local time. The meeting will be held for the following purposes:

  1. To elect four (4) Directors to Class II to serve for a term of three (3) years;

  2. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 1999; and

  3. To act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

  Only stockholders of record at the close of business on March 25, 1999, will be entitled to vote at the meeting either in person or by proxy. Each of these stockholders is cordially invited to be present and vote at the meeting in person.

  In order to insure that your shares are represented and are voted in accordance with your wishes, IT WILL BE APPRECIATED IF YOU WILL DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IN THE ALTERNATIVE, STOCKHOLDERS MAY VOTE VIA THE INTERNET OR BY TELEPHONE. If you attend the meeting, you may personally vote your shares regardless of whether you have signed a proxy.

                                          /s/ John J. Jones,

                                          John J. Jones,
                                          Executive Vice President,
                                          General Counsel
                                          and Corporate Secretary

Dated: April 22, 1999

                                RCN CORPORATION
                              105 Carnegie Center
                          Princeton, New Jersey 08540

                               ----------------

                                PROXY STATEMENT

                               ----------------

     ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, MAY 19, 1999

  This Proxy Statement is being mailed to stockholders on or about April 27, 1999, in connection with the solicitation of proxies by the Board of Directors of RCN Corporation ("RCN" or the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 19, 1999, at 11:00 A.M., local time, at The Forrestal at Princeton, 100 College Road East, Princeton, New Jersey, 08540 and at any adjournment or postponement thereof.

  At the Annual Meeting, stockholders of RCN eligible to vote will consider and vote upon proposals: (i) to elect four (4) Class II Directors to serve for a term of three (3) years; (ii) to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of RCN for the fiscal year ending December 31, 1999; and (iii) to transact such other business as may properly come before the meeting.

  Any proxy may be revoked at any time prior to its exercise by notifying the Corporate Secretary in writing, by delivering a duly executed proxy bearing a later date or by attending the meeting and voting in person.

  No person is authorized to give any information or to make any representation not contained in this Proxy Statement in connection with the solicitation made hereby, and if given or made, such information or representation should not be relied upon as having been authorized by RCN.

                               ----------------

              The date of this Proxy Statement is April 22, 1999.

                              THE ANNUAL MEETING

Place, Date and Time

  The Annual Meeting will be held at The Forrestal at Princeton, 100 College Road East, Princeton, New Jersey, 08540 on Wednesday, May 19, 1999, at 11:00 A.M., local time.

Purpose of the Annual Meeting

  Stockholders of RCN will consider and vote upon proposals: (i) to elect four
(4) Class II Directors to serve for a term of three (3) years; (ii) to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of RCN for the fiscal year ending December 31, 1999; and (iii) to act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

Record Date, Quorum, and Required Vote

  The close of business on March 25, 1999, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof. On March 25, 1999, there were 66,434,736 outstanding shares of Common Stock and no other equity securities of RCN. The presence at the Annual Meeting, in person or by proxy, of stockholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting shall constitute a quorum at the Annual Meeting. Stockholders will be entitled to one vote per share for Common Stock on all matters to be submitted to a vote at the Annual Meeting. Stockholders do not have cumulative voting rights with respect to the election of Directors.

  In accordance with Delaware law, a stockholder entitled to vote for the election of Directors can withhold authority to vote for all nominees for Directors or can withhold authority to vote for certain nominees for Directors.

  Directors will be elected by a plurality of the votes cast at the Annual Meeting. Abstentions and broker non-votes are not treated as votes cast, and thus will not be the equivalent of votes against the election of a nominee. The approval of Proposal 2 (regarding the ratification of the appointment of independent auditors) requires the affirmative vote of a majority of the votes cast by the holders of RCN Common Stock. Abstentions and broker non-votes, because they are not treated as votes cast, will not be the equivalent of votes against Proposal 2.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

  The Company's Board of Directors is divided into three (3) classes and is currently comprised of thirteen (13) members. One class is elected each year for a three-year term. Class II Directors whose term will expire at the Annual Meeting include the following nominees, all of whom are presently Directors of the Company: Alfred Fasola, Bruce C. Godfrey, Richard R. Jaros and Michael B. Yanney. These four (4) nominees, if elected at the 1999 Annual Meeting, will serve for a term of three (3) years expiring at the Annual Meeting of Stockholders to be held in 2002.

  It is not anticipated that any of the above nominees will become unavailable for any reason, but, if any of the nominees should become so unavailable before the Annual Meeting, the persons named on the enclosed Proxy reserve the right to substitute another person of their choice as nominee in place of such unavailable person, or to vote for such lesser number of Directors as may be prescribed by the Board of Directors.

  The Board of Directors recommends that the stockholders vote FOR the election of these four (4) nominees as Class II Directors to serve for a term of three (3) years.

                             DIRECTOR INFORMATION

  Information as of April 13, 1999, concerning the nominees for election as Class II Directors and the other current Directors is set forth below.

                                                                    Director
 Name of Director Age                                                Since
 ---------------- ---                                               --------
 James Q. Crowe    49 President and Chief Executive Officer of        1997
                      Level 3 Communications, Inc., the majority
                      shareholder of the Company ("Level 3"),
                      formerly known as Peter Kiewit Sons' Inc.,
                      an affiliate of the Company ("PKS") since
                      August 1997 and a Director since June 1993;
                      President and Chief Executive Officer of
                      MFS Communications Company, Inc.
                      ("MFS/WorldCom") from June 1993 to June
                      1997 and Chairman of the Board of Directors
                      of MFS/WorldCom from 1992 to 1996. Mr.
                      Crowe is a Director of Commonwealth
                      Telephone Enterprises, Inc. ("CTE"), an
                      affiliate of the Company, and Inacom
                      Communications, Inc., since 1997 and
                      Chairman of the Board of Directors of
                      WorldCom, Inc. ("WorldCom") from December
                      1996 to June 1997.

 Alfred Fasola     49 Chief Executive Officer of Jumbo Sports         1997
                      since March 1999; Chairman of Hot Sports
                      Inc. since 1997; Chief Executive Officer of
                      Herman's Sporting Goods from 1992 to 1995;
                      Chairman and Chief Executive Officer of
                      Circle Express/Internet from 1990 to 1992;
                      Chief Executive Officer of Pilot Freight
                      Carriers, Inc. from 1987 to 1989; and
                      President of Purolator Courier Corp. from
                      1986 to 1987.


                                                                    Director
 Name of Director   Age                                              Since
 ----------------   ---                                             --------
 Bruce C. Godfrey    43 Executive Vice President and Chief            1997
                        Financial Officer of the Company since
                        September 1997; Mr. Godfrey was Corporate
                        Secretary from September 1997 to August
                        1998, Executive Vice President and Chief
                        Financial Officer of CTE from April 1994
                        to December 1998; Director since 1996 and
                        Corporate Secretary from September 1997
                        to August 1998; Director and Corporate
                        Secretary of Cable Michigan, Inc.,
                        formerly an affiliate of the Company
                        ("Cable Michigan") from September 1997 to
                        November 1998; Executive Vice President
                        and Chief Financial Officer of Mercom,
                        Inc., formerly an affiliate of the
                        Company ("Mercom") from April 1994 to
                        October 1997; Director of Mercom from May
                        1994 to November 1998 and Corporate
                        Secretary from October 1997 to November
                        1998; Senior Vice President and Principal
                        of Daniels and Associates from January
                        1984 to April 1994.

 Stuart E. Graham    53 President of Skanska USA Inc. since 1994;     1997
                        Chief Executive Officer of several
                        Skanska USA Inc. subsidiaries, including
                        Sordoni Skanska, Slattery Skanska and
                        Skanska E&C; and Director of CTE since
                        1990.

 Richard R. Jaros    47 President of Level 3 from 1996 to 1997        1997
                        and Executive Vice President of PKS, from
                        1993 to 1997; Chief Financial Officer of
                        PKS from 1995 to 1997. Chairman of
                        CalEnergy Company, Inc. ("CECI") from
                        1993 to 1994 and President of CECI from
                        1992 to 1993. Mr. Jaros served in various
                        capacities at PKS between 1980 and 1993.
                        Mr. Jaros is a Director of Level 3, CECI,
                        CTE and was a Director of DTN Corporation
                        from May, 1998 until March, 1999.

 Michael J. Levitt   40 Partner of Hicks, Muse, Tate & Furst,         1999
                        Incorporated ("Hicks Muse"). Mr. Levitt
                        was appointed to the Board of Directors
                        pursuant to a stock purchase agreement
                        described under "Transactions With
                        Management." Before joining Hicks Muse,
                        Mr. Levitt was a Managing Director and
                        Deputy Head of Investment Banking with
                        Salomon Smith Barney, Inc. from 1993 to
                        1995. From 1986 through 1993, Mr. Levitt
                        was with Morgan Stanley & Co.
                        Incorporated, most recently as a Managing
                        Director responsible for the Financial
                        Entrepreneurs Group. Mr. Levitt also
                        serves as a Director of Capstar
                        Broadcasting Corporation, Chancellor
                        Media Corporation, Grupo MVS, S.A. de
                        C.V., International Home Foods, Inc., LIN
                        Television Corp., Regal Cinemas, Inc.,
                        STC Broadcasting, Inc., and Ibero
                        American Media Partners, L.P.

 Michael J. Mahoney  48 President and Chief Operating Officer of      1997
                        the Company since September 1997;
                        Director of CTE since 1995, President and
                        Chief Operating Officer of C-TEC
                        Corporation from February 1994 to
                        September 1997; President and Chief
                        Operating Officer of Mercom from February
                        1994 to September 1997 and a Director
                        from January 1994 to November 1998;
                        Executive Vice President of CTE's Cable
                        Television Group from June 1991 to
                        February 1994; Executive Vice President
                        of Mercom from December 1991 to February
                        1994.


                                                                    Director
 Name of Director       Age                                          Since
 ----------------       ---                                         --------
 Thomas J. May           51 Chairman, President and Chief             1997
                            Executive Officer of BEC Energy,
                            Boston Edison Company ("BECO") since
                            1994, President and Chief Operating
                            Officer of BECO from 1993 to 1994 and
                            Executive Vice President from 1990 to
                            1993. Mr. May is a Director of
                            BecoCom, Inc. which is a party to
                            joint venture with RCN Telecom
                            Services, Inc.

 David C. McCourt        42 Chairman and Chief Executive Officer      1997
                            of the Company since September 1997;
                            Chairman and Director of CTE since
                            October 1993; Chief Executive Officer
                            of CTE from October 1993 to December
                            1998; Chairman, Director and Chief
                            Executive Officer of Cable Michigan
                            from September 1997 to November 1998;
                            President and Director of Level 3
                            Telecom Holdings, Inc., an affiliate
                            of the Company ("LTH"); Chairman,
                            Director and Chief Executive Officer
                            of Mercom from October 1993 to
                            November 1998; Director of
                            MFS/WorldCom from July 1990 to
                            December 1996; President and Director
                            of Metropolitan Fiber
                            Systems/McCourt, Inc., a subsidiary
                            of MFS Telecom, Inc., since 1988;
                            Director of Cable Satellite Public
                            Affairs Network ("C-SPAN") since June
                            1995; Director of WorldCom from
                            December 1996 to March 1998; and
                            Director of Level 3 since March 1998.

 Thomas P. O'Neill, III  54 Chairman and founder of                   1997
                            McDermott/O'Neill & Associates since
                            1991 and founder of Bay State
                            Investors, Inc. in 1983.

 Eugene Roth             63 Senior Partner at Rosenn, Jenkins and     1997
                            Greenwald L.L.P. (Attorneys) since
                            1964; Director of the Pennsylvania
                            Regional Board of Directors of First
                            Union National Bank, Director of
                            Geisinger Wyoming Valley Medical
                            Center; and a Director of CTE since
                            1989.

 Walter Scott, Jr.       67 Chairman of Level 3 since 1979 and        1997
                            Director since April 1964; Chairman
                            and Chief Executive Officer of PKS
                            for over nineteen years; Director of
                            CTE; Berkshire Hathaway, Inc.,
                            Burlington Resources, Inc., CECI,
                            ConAgra, Inc., U.S. Bancorp and
                            Valmont Industries, Inc. Mr. Scott
                            served as a Director of WorldCom from
                            December 1996 to July 1997.

 Michael B. Yanney       65 Chairman and Chief Executive Officer      1997
                            of America First Companies L.L.C.
                            since 1984; Director of Burlington
                            Northern Santa Fe Corporation, Forest
                            Oil Corporation, Freedom
                            Communications, Inc., PKS Information
                            Services, Inc. and Level 3. Mr.
                            Yanney served as Director of WorldCom
                            from December 1996 to July 1997 and
                            CTE from August 1996 to September
                            1997.

--------
  The Board of Directors is divided into three classes. Stuart E. Graham, Michael J. Levitt, Michael J. Mahoney, Thomas J. May, and Thomas P. O'Neill, III are members of Class I with terms expiring in 2001. Alfred Fasola, Bruce
C. Godfrey, Richard R. Jaros and Michael B. Yanney are members of Class II whose terms will expire at the Annual Meeting. James Q. Crowe, David C. McCourt, Eugene Roth and Walter Scott, Jr. are members of Class III with terms expiring in 2000.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company

  Set forth in the table below is information as of April 7, 1999 (or as of the date specified in the explanatory footnotes in the case of the five-percent stockholders) with respect to the number of shares of Common Stock beneficially owned by (i) each person or entity known by the Company to own more than five percent of the outstanding RCN Common Stock, (ii) each Director of the Company, (iii) each of the named executive officers of the Company and
(iv) all Directors and executive officers of the Company as a group. To the Company's knowledge, unless otherwise indicated, each person or entity has sole voting and investment power with respect to the shares set forth opposite the person's or entity's name.

                                                              Common Stock
                                                        ------------------------
                                                         Number of
                                                           Shares    Percent of
                                                        Beneficially Outstanding
Name of Beneficial Owner                                  Owned(1)    Shares(%)
------------------------                                ------------ -----------
Directors and Named Executive Officers
Michael A. Adams(1)(2).................................     175,375       *
James Q. Crowe(3)......................................       6,711       *
Alfred Fasola(3).......................................       6,211       *
Bruce C. Godfrey(1)(4).................................     284,934       *
Stuart E. Graham(3)....................................      16,053       *
Mark Haverkate(1)(5)...................................     183,679       *
Richard R. Jaros(3)....................................      29,910       *
Michael J. Levitt(10)..................................        --         *
Michael J. Mahoney(1)(6)...............................     354,322       *
Thomas J. May(3).......................................       8,211       *
David C. McCourt(1)(7)(8)(9)...........................   1,205,713       *
Thomas P. O'Neill, III(3)..............................       8,211       *
Eugene Roth(3).........................................      20,487       *
Walter Scott, Jr.(3)...................................       7,326       *
Michael B. Yanney(3)...................................      11,392       *
All Directors and Executive Officers as a Group
 (22 persons)(1).......................................   2,727,544       *
Level 3 Telecom Holdings, Inc.(9)......................  26,640,970    40.1%
HM4 RCN Partners(10)...................................   6,410,256     8.79%

--------
(*)  Less than 1% of outstanding shares.

(1) Under the RCN Executive Stock Purchase Plan ("ESPP"), participating executive officers who forgo current compensation are credited with "Share Units" with a value equal to the amount of the foregone pretax compensation. The value of a Share Unit is based on the value of a share of RCN Common Stock. The Company also credits each participant's matching account under the ESPP with 100 percent of the number of Share Units credited based on the participant's elective contributions. Share Units credited to participants' elective contribution accounts are fully and immediately vested. Share Units credited to participants' matching accounts generally vest on the third anniversary of the date they are credited, subject to continued employment. Share Units credited to a participant's matching account become fully vested on a change in control of the Company, or on the participant's death or disability while actively employed. If the RCN Common Stock pays dividends, a dividend equivalent is deemed paid with respect to Share Units and credited to participants' accounts in the form of additional Share Units. The Company has established a grantor trust to hold Common Stock corresponding to the number of Share Units credited to participants' accounts in the ESPP. Participants do not have the right to vote Share Units, provided that the Company may, but is not required to, make arrangements for participants to direct the trustee of the grantor trust as to how to vote a number of shares held by the grantor trust corresponding to the number of Share Units credited to the participants' matching account. The holdings indicated below include all Share Units credited under the ESPP, whether or not vested. The table below shows with respect to each named executive officer, Share Units relating to the RCN Common Stock acquired by each such named executive officer in lieu of current compensation and the forfeitable Share Units credited to the ESPP account of each such executive officer, as of December 31, 1998:

                                               Share Units
                                             Acquired Under
                                               the ESPP In          Total Shares
                                             Lieu of Current Share  Acquired and
Name                                          Compensation   Units  Share Units
----                                         --------------- ------ ------------
David C. McCourt............................     64,272      64,272   128,554
Michael J. Mahoney..........................     22,806      22,806    45,612
Bruce C. Godfrey............................     23,245      23,245    46,490
Mark Haverkate..............................     12,728      12,728    25,456
Michael A. Adams............................     12,065      12,065    24,130

--------
(2) Includes options to purchase 146,000 shares of Common Stock exercisable within 60 days after the date of this Proxy Statement.
(3) Includes options to purchase 4,000 shares of Common Stock exercisable within 60 days after the date of this Proxy Statement.
(4) Includes options to purchase 220,000 shares of Common Stock exercisable within 60 days after the date of this Proxy Statement.
(5) Includes options to purchase 112,000 shares of Common Stock exercisable within 60 days after the date of this Proxy Statement.
(6) Includes options to purchase 280,000 shares of Common Stock exercisable within 60 days after the date of this Proxy Statement.
(7) Includes options to purchase 1,000,000 shares of Common Stock exercisable within 60 days after the date of this Proxy Statement.
(8) Includes 450 shares of Company Common Stock, which are owned by Mr. McCourt's wife. Mr. McCourt disclaims beneficial ownership of such shares.
(9) As a result of PKS separating its construction and mining management businesses ("Construction Group") from its other businesses on March 31, 1998 (the "Split-Off"), PKS no longer owns any interest in the Construction Group. Following the Split-Off, PKS changed its name to "Level 3 Communications, Inc." and the company formed in the Split-Off to hold the Construction Group's business, changed its name to "Peter Kiewit Sons', Inc." Level 3 holds 90% of the Common stock of LTH and all of the preferred stock of LTH. David C. McCourt owns the remaining 10% of the common stock of LTH. The address of Level 3 is 3555 Farnam Street, Omaha, Nebraska 68131. The address of LTH is 3555 Farnam Street, Omaha, Nebraska 68131.
(10) Consists of 6,410,256 shares of Common Stock deemed beneficially owned by HM4 RCN Partners by virtue of its ownership of record of 250,000 shares of convertible preferred stock convertible into 6,410,256 shares of Common Stock. HM4 RCN Partners is a general partnership of which the limited partners are HM4 RCN Qualified Fund, L.P., HM4 RCN Private Fund, L.P. and HM4 RCN Coinvestors, L.P., each a limited partnership of which the sole general partner is Hicks, Muse GP Partners IV, L.P., a limited partnership of which the sole general partner is Hicks, Muse Fund IV LLC, a limited liability company of which Thomas O. Hicks is the sole member. Accordingly, Mr. Hicks may be deemed to be the beneficial owner of all or a portion of the stock owned of record by such partnerships. Mr. Hicks expressly disclaims (i) the existence of any group and (ii) beneficial ownership with respect to any shares of Common Stock not owned of record by him. The address of Thomas O. Hicks is 200 Crescent Court, Suite 1600, Dallas, Texas 75201-6950. Michael J. Levitt, a senior executive officer of Hicks, Muse Fund IV LLC and a limited partner of Hicks, Muse GP Partners IV, L.P., has been designated by HM4 RCN Partners to serve as a Director of the Company.

  The information set forth above and in "Director Information" does not give effect to the ownership of Company securities in LTH. Certain executive officers or Directors of the Company are directly or indirectly affiliated with LTH. For information with respect to the beneficial ownership of securities in LTH, see footnote 9 of this section.

Level 3 Communications, Inc.

  Set forth below is certain information regarding the beneficial ownership of shares of Common Stock of Level 3 ("Level 3 Common Stock") as of January 31, 1999, held by each Director, the named executive officers and by all persons, who are currently Directors and executive officers of the Company, as a group.

                                                          Number of  Percent of
Name                                                        Shares   Shares(%)
----                                                      ---------- ----------
Michael A. Adams.........................................    --          --
James Q. Crowe........................................... 11,327,614     3.7
Alfred Fasola............................................    --          --
Bruce C. Godfrey.........................................    --          --
Stuart E. Graham.........................................    --          --
Mark Haverkate...........................................    300         *
Richard R. Jaros (1).....................................  3,497,498     1.1
Michael J. Levitt........................................    --          --
Michael J. Mahoney.......................................   2,000        *
Thomas J. May............................................    --          --
David C. McCourt.........................................    115,000     *
Thomas P. O'Neill, III...................................    --          --
Eugene Roth..............................................    --          --
Walter Scott, Jr. (2).................................... 34,980,455    11.3
Michael B. Yanney........................................    100,000     *
All Directors and Executive Officers as a Group (22
 Persons)................................................ 50,022,567    16.1

--------
(*)  Less than 1% of the outstanding shares of the class.

(1) Includes 370,000 shares Level 3 Common Stock held by the Jaros Family Limited Partnership. Includes 1,200,000 shares of Level 3 Common Stock held by Mr. Jaros and 800,000 shares of Level 3 Common Stock subject to options held by a grantor trust, of which Mr. Jaros is the residual beneficiary.

(2) Includes 99,700 shares of Level 3 Common Stock held by the Suzanne Scott Irrevocable Trust as to which Mr. Scott shares voting and investment powers.

                           COMPENSATION INFORMATION

Executive Compensation

  The following table sets forth, for the fiscal years ending December 31, 1996, 1997 and 1998, the cash compensation, as well as certain other compensation, paid or accrued to the named executive officers. The Company paid a Stock Dividend was during 1998. Stockholders of record at the market close on March 20, 1998 received an additional share of Common Stock for each share held. The distribution date for the Stock Dividend was April 3, 1998. All share and per share data, stock option data and market prices (including historical trading prices) of Common Stock have been restated to reflect this stock dividend.

                          Summary Compensation Table

                                                               Long-
                                Annual Compensation   Term Compensation Awards
                                ------------------- ----------------------------
                                                                       All Other
                                                     Share  Securities  Compen-
                                                     Units  Underlying  sation
Name and Position          Year Salary($) Bonus($)  ($)(1)  Options(#)  ($)(2)
-----------------          ---- --------- --------- ------- ---------- ---------
David C. McCourt.........  1998  500,000  1,250,000 310,000    -0-      38,165
 Chairman and Chief        1997  500,000  1,400,000 380,000 1,000,000    8,144
 Executive Officer         1996  491,154    700,000 238,333    -0-      13,638

Michael J. Mahoney.......  1998  250,327    250,000 117,500    -0-       6,176
 President and Chief       1997  248,654    500,000 149,731  400,000     5,871
 Operating Officer         1996  235,027    175,000  67,017    -0-       5,478

Bruce C. Godfrey.........
 Executive Vice President  1998  250,327    300,000 116,500    -0-       6,176
 and                       1997  243,077    500,000 148,615  400,000     5,763
 Chief Financial Officer   1996  221,462    165,000  74,333    -0-       4,965

Mark Haverkate...........  1998  210,327    200,000  62,000    -0-       5,576
 Executive Vice President  1997  205,192    100,000  61,038   80,000     2,985
                           1996  158,231    135,000  51,667    -0-       3,641

Michael A. Adams.........
 President--Technology     1998  210,327    200,000  72,000    -0-         576
 and                       1997  203,269    150,000  70,654  230,000    16,045
 Network Development       1996  138,673    155,000  36,950    -0-       3,853

--------
(1) Represents the market value on the date of grant of Share Units. In connection with the distribution of RCN Common Stock as well as CTE Common Stock and Cable Michigan Stock to holders of C-TEC Common Equity in September 1997 (the "Distribution"), shares of restricted CTE Common Stock purchased under the ESPP and Share Units awarded under the ESPP that relate to CTE Common Stock were adjusted so that following the Distribution, each such participant was credited with an aggregate equivalent value of Share Units of common stock of CTE, RCN and Cable Michigan.

    As of December 31, 1998, the aggregate holdings and the value of Share Units for RCN Common Stock were as follows:

                                                                Share  Aggregate
   Name                                                         Units  Value($)
   ----                                                        ------- ---------
   David C. McCourt........................................... 128,544 2,273,622
   Michael J. Mahoney.........................................  45,612   806,762
   Bruce C. Godfrey...........................................  46,490   822,292
   Mark Haverkate.............................................  25,456   450,253
   Michael A. Adams...........................................  24,130   426,799

  Vesting of Share Units is accelerated upon a change in control of the Company. Dividends, if any, are paid on restricted shares. Subject to continued employment, Share Units credited to participants' accounts generally vest in three calendar years following the date on which the Share Units were initially credited to the participant's account.

(2)  Includes the following amounts for the last fiscal year:

    David C. McCourt: $576--Company paid life insurance; $5,600--401(k)
       Company match; $31,989-- Company provided transportation;
    Bruce C. Godfrey: $576--Company paid life insurance; $5,600--401(k) Company match;
    Michael J. Mahoney: $576--Company paid life insurance; $5,600--401(k) Company match;
    Mark Haverkate: $576--Company paid life insurance; $5,000--401(k) Company match;
    Michael A. Adams: $576--Company paid life insurance; $0--401(k) Company match.

                          RCN FY-End Option Values(1)

                         Number of Securities Underlying      Value of Unexercised
                             Unexercised Options at           In-The-Money Options
                               Fiscal Year End(2)             at Fiscal Year End(3)
                         ------------------------------- -------------------------------
Name                     Exercisable(#) Unexercisable(#) Exercisable($) Unexercisable($)
----                     -------------- ---------------- -------------- ----------------
David C. McCourt........    900,000        1,100,000       8,040,200       5,173,050
Michael J. Mahoney......    240,000          360,000       1,889,600       1,184,900
Bruce C. Godfrey........    192,000          348,000       1,379,720       1,057,430
Michael A. Adams........    126,000          214,000         992,734         917,171
Mark Haverkate..........     98,000          102,000         922,804         657,521

--------
(1) No RCN stock options were exercised by the Named Executive Officers during the fiscal year ended December 31,1998.

(2)  Denominated in shares of RCN Common Stock.

(3) The fair market value of RCN Common Stock at December 31, 1998 was $17.6875 per share.

                         COMPENSATION COMMITTEE REPORT

  The compensation programs for the Company's executive officers are administered by the Compensation Committee, (the "Compensation Committee") of the Company's Board of Directors. The Compensation Committee makes recommendations and/or determinations with respect to all executive compensation matters.

  The Compensation Committee submits the following report on compensation for the Company's executive officers for the 1998 fiscal year:

Compensation Philosophy

  As an emerging telecommunication company in highly competitive markets, the Company's compensation philosophy must provide a framework for flexibility, with a core component of compensation performance based, with significant portions of pay at risk. In order to achieve such a philosophy, during 1998, the Compensation Committee conducted a review of the Company's compensation program which included recommendations from an outside compensation consultant and management. To assess the competitiveness of the Company's compensation program, the Company developed an Executive Value Index ("EVI"). The EVI includes predictive compensation models designed from comparisons to a combination of public and private compensation survey data as well as specific data from the proxy statements of publicly-traded companies. As a result of the review of the Company's compensation program, the Company adopted the basic philosophy of providing base salaries slightly below that of the Company's peer group, a short-term (annual) incentive opportunity equal to that of the peer group, and a long-term incentive opportunity significantly above that of the Company's peer group. The peer group is a selected group of high-technology telecommunications and internet companies.

  The Company's compensation plan policies and philosophies have been restructured as follows:

  1. Establish target base salary in broad bands which are slightly below the market median using predicted EVI values.

  2. Establish short-term incentives with target and threshold performance payment levels established for corporate financial goals at the outset of the fiscal year. Target annual incentives are based on band midpoint recommendation (based on predicted EVI values).

  3. Establish long-term incentives based on band midpoint recommendation (based on predicted EVI values). These incentives are generally in the form of stock options.

  4. Align the interests of executives with the interests of shareholders through ownership of Company stock.

  The Chief Executive Officer, with the review and approval of the Compensation Committee, determines base salaries and makes recommendations with respect to short-term incentive grants and stock option grants as he deems appropriate and consistent with the EVI guidelines and the compensation philosophy of the Company.

  To further align the interests of the Company's executives with that of shareholders, the Company encourages executives to acquire and maintain an equity stake in the Company. To assist executives in accumulating this equity position on a pre-tax basis, the company implemented the ESPP pursuant to which an executive may purchase Company stock through deferral of earned and otherwise payable compensation, which is matched by the Company.

Executive Officer Compensation

  The salaries paid to executive officers by the Company for 1998 were targeted to be slightly below that of executive officers of the Company's peer group and were based upon the consideration of certain employment data, an assessment of the Company's and the officers' performance during the prior year and certain subjective criteria.

  The amount of cash bonuses paid to executive officers for 1998 pursuant to the bonus plan, as adopted by the Company was determined through a combination of factors including the attainment of certain corporate business unit and individual objectives (financial and non-financial), the compensation practices of the Company's peer group, results of corporate and business unit financial performances and certain subjective criteria.

  Stock options were granted to the executive officers named in the Summary Compensation Table. The Compensation Committee believes that such stock options provide an incentive for retention of executive talent and the creation of shareholder value in the long-term since the full benefit of the compensation package cannot be realized unless the price of the Company's stock appreciates over a specified number of years and the executive continues to perform services for the Company. The number of stock options granted to each executive officer and/or mid-level management employee was based on the individual's salary band, title and evaluation of each executive's individual performance and contribution to the Company's performance as presented to the Compensation Committee.

Chief Executive Officer Compensation

  Mr. McCourt was paid a base salary and bonus of $500,000 and $1,250,000, respectively for services rendered in 1998. Mr. McCourt's compensation for 1998 was structured so that his base compensation was slightly below the level paid to persons holding similar positions at similarly situated companies. Mr. McCourt's short-term incentive award for 1998, which was earned under the short-term plan adopted by the Company, reflects the outstanding accomplishments that took place in 1998, the attainment of certain strategic corporate objectives, and achievement of certain corporate financial and non-financial goals including the acquiring and integrating of numerous internet companies intended to increase shareholder value.

Compliance with Internal Revenue Code Section 162 (m)

  Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") denies a deduction by an employer for certain compensation in excess of $1 million per year paid by a publicly traded corporation to the chief executive officer and the four most highly compensated executive officers other than the chief executive officer, unless such compensation is awarded pursuant to a qualified performance-based program. Subject to the needs of the Company, the Company's compensation plans are generally intended to qualify for such qualified performance-based exemption.

                                          COMPENSATION COMMITTEE

                                          Eugene Roth, Esq., Chairman
                                          Alfred Fasola
                                          Michael B. Yanney
                                          Dated: April 8, 1999

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation Committee are Eugene Roth, Esq., Chairman, Alfred Fasola, and Michael B. Yanney.

  Eugene Roth, Esq. is a Senior Partner at Rosenn, Jenkins and Greenwald, which serves as counsel to the Company from time to time.

                           OTHER RELATED INFORMATION

  Level 3, the Company's controlling stockholder, and/or its affiliates has a substantial stock ownership in LTH and the Company. These companies share mutual director representation on their respective boards.

  For information regarding certain potential or contemplated transactions between the Company, including its subsidiaries, and other affiliates of Level 3, see "Transactions with Management and Certain Concerns."

                               PERFORMANCE GRAPH

  The following performance graph compares the performance of RCN's Common Stock to the NASDAQ Stock Market (U.S.) Index and the NASDAQ Telecommunications Index. The graph assumes that the value of the investment in RCN's Common Stock was $100 at September 22, 1997 and in each index at August 31, 1997, respectively.


                             [GRAPH APPEARS HERE]

                COMPARISON OF 15 MONTH CUMULATIVE TOTAL RETURN
        AMONG RCN CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX AND
                     THE NASDAQ TELECOMMUNICATIONS INDEX

Measurement Period           RCN            NASDAQ          NASDAQ
(Fiscal Year Covered)        CORPORATION    STOCK MARKET    TELECOMMUNICATIONS
-------------------          -----------    ------------    ------------------
Measurement Pt-
09/22/1997                   $100           $100            $100
FYE 09/1997                  $116           $ 99            $102
FYE 12/1997                  $126           $ 93            $111
FYE 03/1998                  $184           $109            $141
FYE 06/1998                  $145           $112            $150
FYE 09/1998                  $ 95           $102            $133
FYE 12/1998                  $130           $131            $181

               TRANSACTIONS WITH MANAGEMENT AND CERTAIN CONCERNS

  David C. McCourt, Chairman, Chief Executive Officer and Director of the Company, is a Director of C-SPAN. In 1998, the Company paid approximately $246,000 to C-SPAN for programming services.

  David C. McCourt served as a Director of MFS/WorldCom from December 1997 to March 1998. From January 1, 1998 to March 1998, the Company paid approximately $279,000 to MFS/WorldCom for telephone usage, circuit charges and network access charges.

  The Company paid BECO approximately $74,288,000 for network construction and approximately $211,000 for utility services.

  On April 7, 1999, the Company announced that Hicks, Muse through HM4 RCN Partners L.P. purchased $250 million of a new issue of Series A 7% Senior Convertible Preferred Stock ("Series A Preferred Stock") of the Company in a private placement transaction. The Series A Preferred Stock has an annual dividend rate of 7% payable quarterly in cash or additional shares of Series A Preferred Stock at the option of the Company and has an initial conversion price of $39.00 per share (which represents a 30% premium over the average five-day closing price of the Common Stock of the Company as of March 18,
1999). The Series A Preferred Stock is convertible into Common Stock of the Company at any time. The issue has a final maturity of 15 years, but may be called by the Company after four years. In connection with the placement of Series A Preferred Stock, the Company agreed to provide HM4 RCN Partners L.P. with the right to appoint one Director to the Company's Board of Directors so long as HM4 RCN Partners L.P. owns at least 50% of its initial investment and to provide HM4 RCN Partners L.P. with certain registration rights. Michael J. Levitt has been appointed to the Company's Board of Directors in connection with this agreement.

  Each of the Company and CTE are effectively controlled by Level 3. Cable Michigan was controlled by Level 3 during 1998, until the outstanding stock of Cable Michigan was sold to Avalon Cable of Michigan, Inc. on November 6, 1998. In addition, the majority of the Company's Directors and executive officers during 1998 prior to the sale of Cable Michigan to Avalon also were Directors and/or executive officers of CTE and/or Cable Michigan. Set forth below is a brief description of certain aspects of the relationship among the Company, CTE and Cable Michigan.

  The Distribution Agreement dated September 5, 1997, among C-TEC, the Company and Cable Michigan entered into in connection with the Distribution defined certain aspects of the relationship among CTE, the Company and Cable Michigan, including the provision of services described below, and provided for the allocation of certain assets and liabilities among CTE, the Company and Cable Michigan. CTE, the Company and Cable Michigan also entered into a Tax Sharing Agreement dated as of September 5, 1997, to define certain aspects of their relationship with respect to taxes and to provide for the allocation of tax assets and liabilities. As a result of the sale of Cable Michigan in November 1998, Cable Michigan has no on-going relationship with the Company and CTE subsequent to the sale, with the exception of the Tax Sharing Agreement. The Company has agreed to provide or cause to be provided to CTE certain specified services for a transitional period after the Distribution. The transitional services to be provided include the following: (i) accounting; (ii) payroll;
(iii) management supervision; (iv) cash management; (v) human resources and benefit plan administration; (vi) insurance administration; (vii) legal;
(viii) tax; (ix) internal audit; and (x) other miscellaneous administrative services. The fee per year for these services was 3.5% of the first million of revenue of CTE and 1.75% of any additional revenue. The fee paid by CTE to the Company for 1998 was approximately $7,016,000. Cable Michigan paid to the Company approximately $2,931,000 for ten (10) months of services for 1998.

  CTE has agreed to provide or cause to be provided to the Company financial data processing applications, lockbox services, storage facilities, local area network and wide area network support services, building maintenance and other miscellaneous administrative services for a transitional period after the Distribution. The fees for such services and arrangements are an allocated portion (based on relative usage) of the cost incurred by the Company to provide such services and arrangements to CTE and the Company and, prior to November 1998,

Cable Michigan. In 1998, the Company incurred approximately $500,000 of expenses associated with such services provided by CTE.

  The Company's subsidiary RCN Long Distance Company ("RCN LD") entered into an agreement with CTE whereby CTE and its subsidiaries purchased long-distance service from RCN LD. In 1998, CTE incurred approximately $13,000,000 of expenses associated with this long-distance resale agreement and related customer service expenses. This agreement is the result of arm's length negotiations and fees are paid to RCN LD based on usage.

  During 1998, the Company leased certain facilities to Commonwealth Telephone Company, a subsidiary of CTE, ("CT"). CT paid rent to the Company on such facilities totaling approximately $200,000 in 1998.

  The Company paid CT and CTSI, Inc., a subsidiary of CTE ("CTSI") approximately $1,600,000 in access charges as a result of the Company originating and terminating traffic on CT and CTSI's networks. CT also received approximately $300,000 long-distance switch rental revenue from RCN LD. In addition, CT and CTSI received approximately $500,000 for local services, telephone access, toll services and vertical service revenue from the Company.

  The Company paid CTE, doing business as Commonwealth Communications approximately $700,000 in 1998 for engineering design and consulting service business.

                                 OTHER MATTERS

  On December 14, 1998, the Company filed an 8-K regarding the November 13, 1998 purchase by David C. McCourt, the Chairman and Chief Executive Officer of the Company of $2 million aggregate principal amount of 11 1/8% Senior Discount Notes due October 15, 2007.

                INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

  The Board of Directors of the Company held four (4) meetings during 1998, the Audit Committee met three (3) times and the Compensation Committee met four (4) times. The Company currently does not have a nominating committee. The Executive Committee met on numerous occasions throughout the year.

Executive Committee

  The Executive Committee exercises, to the extent permitted by law and delegated by the Board of Directors, all powers of the Board of Directors between board meetings, except those functions assigned to specific committees. The current Executive Committee consists of David C. McCourt, Chairman, Walter Scott, Jr., Michael J. Mahoney and James Q. Crowe.

Audit Committee

  The Audit Committee reviews and considers the overall scope and approach of the annual audit and makes recommendations from the audit performed by the independent accountants; recommends the appointment of the independent accountants; considers significant accounting methods adopted or proposed to be adopted; and considers procedures for internal controls. The current Audit Committee consists of Alfred Fasola, Chairman, Thomas P. O'Neill, III, Thomas
J. May and Stuart E. Graham.

Compensation Committee

  The Compensation Committee makes recommendations to the Board of Directors on matters related to employee compensation and plans concerning the orderly succession of officers and key management personnel.

The current Compensation Committee consists of Eugene Roth, Chairman, Alfred Fasola and Michael B. Yanney.

Directors' Compensation

  Directors of RCN who are employees of the Company and its subsidiaries receive no directors' fees. Non-employee Directors of the Company receive on January 1 an annual directors' compensation fee of $10,800 in Common Stock based upon the average fair market value of the RCN Common Stock during the ten (10) trading days prior to such date, plus $1,000 per Board of Directors meeting. The Committee Chairman and other committee members are paid $1,500 and $1,000, respectively, for each committee meeting attended. Pursuant to the Company's 1997 Stock Plan for non-employee directors, each non-employee director receives an annual grant of a non-qualified option covering 4,000 shares of RCN Common Stock on the date of the meeting of stockholders based upon the fair market value of the RCN Common Stock on the date the option is granted. The following fees were paid in 1998; James Q. Crowe $3,000; Alfred Fasola $14,500; Stuart E. Graham $7,000; Richard R. Jaros $5,000; Thomas J. May $6,000; Thomas P. O'Neill, III $8,000; Eugene Roth $11,000; Walter Scott, Jr. $5,000 and Michael B. Yanney $9,000.

                                  PROPOSAL 2
                     RATIFICATION OF INDEPENDENT AUDITORS

  The Company is asking the stockholders to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 1999.

  If the stockholders do not ratify this appointment, other independent auditors will be considered by the Board of Directors. Notwithstanding the stockholders' ratification of the selection of the independent auditors, the Board reserves the right to select other independent auditors at its discretion.

  Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be able to respond to appropriate questions. Ratification of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending December 31, 1999, requires the affirmative vote of a majority of the votes cast by holders of Common Stock.

  The Board of Directors recommends that the stockholders vote FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 1999.

                                 OTHER MATTERS

  The Board of Directors does not know of any other matters that may come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

                              GENERAL INFORMATION

Financial Information

  A copy of the Company's 1998 Annual Report to Stockholders containing the Consolidated Financial Statements of the Company, including the report thereon dated March 8, 1999, except Note 20, as to which the date is March 18, 1999, of PricewaterhouseCoopers LLP, independent accountants, will be forwarded at a later date. However, the Form 10-K, including the financial statements, schedules, and exhibits filed with the Securities and Exchange Commission ("SEC") accompanies this Proxy Statement.

  Upon the written request of any person who on March 25, 1999, was a record owner of Common Stock or who represents in good faith that he was on such date a beneficial owner of such Common Stock entitled to vote at the Annual Meeting, the Company will furnish, without charge, a copy of the Company's 1999 annual report on Form 10-K, including the financial statements, schedules, and exhibits, filed with the SEC. Written requests for the Annual Report should be directed to: Investor Relations Department, RCN Corporation, 105 Carnegie Center, Princeton, New Jersey 08540, Attn: Valerie Haertel, Vice President of Investor Relations, e-mail: ir@rcn.com.

Solicitation of Proxies

  The Company will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited by officers, Directors and regular employees of the Company, personally or by telephone, telecopy or telegraph, and the Company may reimburse persons holding stock in their names or those of their nominees for their expenses in forwarding soliciting materials to their principals.

  It is important that proxies be returned promptly. Therefore, stockholders are urged to promptly fill in, date, sign and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. In the alternative, stockholders are urged to promptly vote their proxy via the internet or by telephone.

Stockholders' Proposals

  Any stockholder who desires to submit a proposal to be considered for inclusion in the proxy statement and proxy of the Company relating to the 2000 Annual Meeting of Stockholders must submit such proposal in writing to the Company by December 23, 1999. The Company's by-laws contain a separate provision requiring that notice of shareholder proposal must be delivered at least 60, but no more than 90 days in advance of the meeting. Such proposal should be hand delivered or mailed, return receipt requested, to the Secretary of the Company.

                                          By order of the Board of Directors.

                                          /s/ John J. Jones

                                          John J. Jones,
                                          Executive Vice President,
                                          General Counsel, and
                                          Corporate Secretary

Dated: April 22, 1999

                                RCN CORPORATION
                              105 Carnegie Center
                          Princeton, New Jersey 08540
            PROXY -- Annual Meeting of Stockholders -- May 19, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned, hereby revoking any contrary proxy previously given, hereby appoints David C. McCourt, James Q. Crowe and Richard R. Jaros, and each of them, his true and lawful agents and proxies, with full power of substitution and revocation, to vote as indicated below, all the Common Stock of the undersigned in RCN CORPORATION (the "Company") entitled to vote at the Annual Meeting of Stockholders of the Company to be held at The Forrestal at Princeton, 100 College Road East, Princeton, New Jersey, on May 19, 1999 at 11:00 a.m., local time, and at any adjournment of postponement thereof, all as set forth in the related notice and proxy statement for the 1999 Annual Meeting.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON THE REVERSE SIDE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE PROPOSALS ON THE REVERSE SIDE.



           (Continued, and to be Signed and Dated, on Reverse Side)


--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

Please mark your vote as indicated in the example [ X ]


1. To elect four (4) Directors to Class II to serve for a term of three (3) years; and

   FOR all nominees listed to the right
   (except as marked to the contrary)  [   ]

   WITHHOLD AUTHORITY to vote for all
   nominees listed to the right        [   ]

   (Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

     01 Alfred Fasola, 02 Bruce C. Godfrey, 03 Richard R. Jaros and 04 Michael B. Yanney


2. To ratify the election of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 1999; and

   FOR  [   ]                    AGAINST  [   ]              ABSTAIN  [   ]


3. To act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

   FOR  [   ]                    AGAINST  [   ]              ABSTAIN  [   ]


The undersigned acknowledges receipt of the notice and proxy statement relating to the 1999 Annual Meeting and the Company's Form 10-K.

Dated: ___________________________________________

__________________________________________________
                     (Signature)

__________________________________________________
          Signature, if held jointly

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT
PROMPTLY IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                         VOTE BY TELEPHONE OR INTERNET
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         YOUR VOTE IS IMPORTANT! -- YOU CAN VOTE IN ONE OF THREE WAYS:

1. TO VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch tone telephone 24 hours a day-7 days a week

   There is NO CHARGE to you for this call. -- Have your proxy card in hand.

   You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form

OPTION 1:  To vote as the Board of Directors recommends
           on ALL proposals,--press 1

                   When asked, please confirm by Pressing 1.

OPTION 2:  If you choose to vote on each proposal separately, press 0.
           You will hear these instructions:

               Proposal 1 -- To vote FOR ALL nominees, press 1;
                    to WITHHOLD FOR ALL nominees,  press 9
 To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions

    Proposal 2 -- To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

                   When asked, please confirm by Pressing 1.

          The instructions are the same for all remaining proposals,

                                      or
                                      --

2. VOTE BY INTERNET: Follow the instructions at our Website
   Address: http://www.eproxy.com/

   To wish to view RCN Corporations' Annual Report and Proxy Statement on-line, and receive your proxy card via E-Mail in the future, please vote via the internet and register your E-Mail address on-line.

                                      or
                                      --

3. TO VOTE BY PROXY: Mark, sign and date your proxy card and return promptly in the enclosed envelope.

                  NOTE: If you vote by internet or telephone,
                THERE IS NO NEED TO MAIL BACK your Proxy Card

                             THANK YOU FOR VOTING.